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                                   EXHIBIT 11
                 INTERSTATE/JOHNSON LANE, INC. AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

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                                                                           Year Ended September 30,
                                                                -----------------------------------------------
                                                                    1997             1996             1995
                                                                -------------    -------------     ------------
Net income per share was computed as follows:
Primary:
  1)  Net income                                              $   10,900,323   $    9,354,624    $   5,928,392
                                                                =============    =============     ============

  2)  Weighted average shares outstanding                          6,072,136        6,040,349        6,304,415
  3)  Incremental shares under stock options
       computed under the treasury stock method
       using the average market price of issuer's
       stock during the periods                                      305,504           35,005           83,103
  4)  Incremental shares related to long-term
        incentive compensation plan                                  100,000          -                 -
                                                                -------------    -------------     ------------
  5)  Weighted average shares and common
       equivalent shares outstanding                               6,477,640        6,075,354        6,387,518
                                                                =============    =============     ============
  6)  Weighted average shares outstanding
       which were used for calculation                             6,477,640        6,040,349  (A)   6,304,415 (A)
                                                                =============    =============     ============
  7)  Net income per share (item 1 divided
        by item 6)                                            $         1.68   $         1.55    $        0.94
                                                                =============    =============     ============

Fully Diluted:
  1)  Unadjusted net income                                   $   10,900,323   $    9,354,624    $   5,928,392
  2)  Interest on convertible subordinated
       debentures, net of tax effect                                 -                960,179          984,590
                                                                -------------    -------------     ------------
  3)  Adjusted net income                                     $   10,900,323   $   10,314,803    $   6,912,982
                                                                =============    =============     ============

  4)  Weighted average shares outstanding                          6,072,136        6,040,349        6,304,415
  5)  Incremental shares under stock options computed
       under the treasury stock method using the higher
       of the average or ending market price of issuer's
       stock at the end of the periods                               523,275           40,553           95,108
  6)  Incremental shares related to long-term
        incentive compensation plan                                  350,000          300,000           -
  7)  Incremental shares relating to convertible
       subordinated debentures                                       -              1,183,042        1,183,042
                                                                -------------    -------------     ------------
  8)  Weighted average shares and common
       equivalent shares outstanding                               6,945,411        7,563,944        7,582,565
                                                                =============    =============     ============
  9)  Net income per share (item 3 divided
        by item 8)                                            $         1.57   $         1.36   $          0.91
                                                                =============    =============     ============

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(A) - Dilutive effect of common equivalent shares not included since dilution is less than 3%.